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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries included in the Registration Statement under the Securities Act of 1933 and the Registration Statement under the Investment Company Act of 1940 on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Scarborough Advantage Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
July 30, 1999